UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 19, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01.                      Changes in Registrant’s Certifying Accountant.

(a)  On June 26, 2012, following a competitive process undertaken by the Audit Committee of the Board of Trustees (the “Audit Committee”) of Investors Real Estate Trust (the “Company”), the Audit Committee approved the selection of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013. Deloitte & Touche LLP (“Deloitte”) was notified on June 26, 2012 that it would not be retained as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013. Deloitte’s engagement as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended April 30, 2012 was unaffected by the selection of Grant Thornton, as Deloitte’s dismissal became effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012. On July 16, 2012, the Company filed its Form 10-K for the fiscal year ended April 30, 2012, and accordingly Deloitte’s term as the Company’s independent registered public accounting firm has ended.

The audit reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended April 30, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Deloitte on the effectiveness of internal control over financial reporting as of April 30, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended April 30, 2012 and 2011, and the subsequent interim period through the filing of the Company’s Form 10-K for the fiscal year ended April 30, 2012 on July 16, 2012, there were (i) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of this Form 8-K/A, and requested Deloitte to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated July 19, 2012, is filed as Exhibit 16.1 to this Form 8-K/A.

(b)  On June 26, 2012, the Audit Committee approved the selection of Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013. The effective date of Grant Thornton’s engagement as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013 is July 16, 2012. During the two fiscal years ended April 30, 2012 and 2011, and the subsequent interim period through July 16, 2012, the Company has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated July 19, 2012, regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  July 19, 2012